Exhibit 99.1

Terns Pharmaceuticals Reports Second Quarter 2021 Financial Results and Corporate Highlights

-Top-line data from ongoing Phase 1 proof of concept clinical trial of TERN-501 expected in 4Q 2021

-Top-line data readout from Part 1 of ongoing AVIATION Trial of TERN-201 expected in 1H 2022

-Cash and equivalents of $185.1 million provides runway into 2024

FOSTER CITY, Calif., August 16, 2021 – Terns Pharmaceuticals, Inc. (“Terns” or the “Company”) (Nasdaq: TERN), a clinical-stage biopharmaceutical company developing a portfolio of small-molecule single-agent and combination therapy candidates for the treatment of non-alcoholic steatohepatitis (NASH) and other chronic liver diseases, today reported financial results for the second quarter ended June 30, 2021 and corporate highlights.

“We are pleased to report significant progress across our clinical programs this quarter marked by several important achievements, including initiations of our Phase 1b AVIATION Trial of TERN-201 and the multiple ascending dose (MAD) cohort of our TERN-501 Phase 1 trial, as well as positive top-line data from our Phase 2a LIFT Study of TERN-101,” said Senthil Sundaram, Chief Executive Officer at Terns. “These milestones highlight our commitment to rapidly advance our broad NASH pipeline. We look forward to proof of concept data for TERN-501 later this year and for TERN-201 in 2022.”

Recent Developments and Anticipated Upcoming Milestones

TERN-501: Thyroid hormone receptor-beta (THR-β) agonist

•
Initiated 14-day multiple ascending dose (MAD) portion of Phase 1 trial in June 2021
•
Top-line, proof of concept data readout expected in 4Q 2021, including:
o
Pharmacodynamic markers of THR-β engagement in the liver linked to NASH efficacy, including sex hormone binding globulin (SHBG) and low-density lipoprotein (LDL) cholesterol
o
Indicators of pharmacokinetic stability
o
Safety and tolerability

•
Received Fast Track Designation (FTD) from the U.S. FDA in June 2021
o
Provides eligibility for more frequent FDA interactions, accelerated approval and priority review
o
TERN-501 is Terns’ third development-stage compound with FTD for the treatment of NASH

 TERN-201: Vascular adhesion protein-1 (VAP-1) inhibitor

•
Initiated 12-week Phase 1b AVIATION Trial in NASH in June 2021
•
Top-line results from Part 1 of AVIATION Trial expected in 1H 2022, including:
o
Key efficacy readout in corrected T1 (cT1), an imaging marker of liver inflammation and fibrosis linked to clinical outcomes
o
Safety, tolerability and plasma VAP-1 activity

TERN-101: Liver-distributed farnesoid X receptor (FXR) agonist

•
Reported positive top-line data from 12-week Phase 2a LIFT clinical trial in NASH in June 2021, demonstrating three firsts:
o
First FXR agonist trial to demonstrate no discontinuations due to adverse events, including pruritus
o
First 12-week placebo-controlled trial of an FXR agonist in NASH to show significant improvements in cT1, an imaging marker of liver inflammation and fibrosis linked to clinical outcomes
o
First FXR agonist planned to be studied in combination with a THR-β agonist (TERN-501)
•
Phase 1 data accepted for publication in Clinical Pharmacology in Drug Development

GLP1-R: Oral, small-molecule glucagon-like peptide-1 (GLP1) receptor agonist

•
Nomination of final candidate expected in 2H 2021

Second Quarter Financial Results

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Cash Position: As of June 30, 2021, cash, cash equivalents and marketable securities were $185.1 million as compared with $74.9 million as of December 31, 2020. Based on its current operating plan, Terns expects these funds will be sufficient to support its planned operating expenses into 2024
•
Research and Development (R&D) Expenses: R&D expenses were $6.0 million for the quarter ended June 30, 2021, as compared with $7.6 million for the quarter ended June 30, 2020
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General and Administrative (G&A) Expenses: G&A expenses were $4.9 million for the quarter ended June 30, 2021, as compared with $2.5 million for the quarter ended June 30, 2020
•
Net Loss: Net loss was $10.7 million for the quarter ended June 30, 2021, as compared with $9.7 million for the quarter ended June 30, 2020

Terns Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(Unaudited; in thousands except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$5,961	$7,611	$14,696	$14,855
General and administrative	4,857	2,486	9,418	4,665
Total operating expenses	10,818	10,097	24,114	19,520
Loss from operations	(10,818)	(10,097)	(24,114)	(19,520)
Interest income	55	2	66	52
Other income, net	39	250	26	417
Loss before income tax expense	(10,724)	(9,845)	(24,022)	(19,051)
Income tax expense	(14)	-	(53)	-
Net loss	(10,738)	(9,845)	(24,075)	(19,051)
Net loss attributable to noncontrolling interest	-	(157)	-	(362)
Net loss attributable to common stockholders - basic and diluted	$(10,738)	$(9,688)	$(24,075)	$(18,689)

Net loss per share attributable to common stockholders, basic and diluted	$(0.43)	$(33.09)	$(1.19)	$(73.48)
Weighted average common stock outstanding, basic and diluted	25,109,973	292,813	20,162,496	254,351

Terns Pharmaceuticals, Inc.

Selected Balance Sheet Data

(Unaudited; in thousands)

	June 30, 2021	December 31, 2020
Cash, cash equivalents and marketable securities	$185,084	$74,854
Total assets	188,007	92,290
Total liabilities	6,675	23,698
Preferred stock	-	186,033
Total stockholders’ equity (deficit)	181,332	(117,441)

About Terns Pharmaceuticals

Terns Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing a portfolio of small-molecule single-agent and combination therapy candidates for the treatment of non-alcoholic steatohepatitis, or NASH, and other chronic liver diseases. Terns’ pipeline includes three clinical stage development programs including an FXR agonist, a VAP-1 inhibitor and a THR-β agonist, and a preclinical GLP-1 receptor agonist program. Terns is focused on developing combination therapies based on clinically validated and complementary mechanisms of action to address the multiple hepatic disease processes of NASH in order to drive meaningful clinical benefits for patients. For more information, please visit: www.ternspharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Terns Pharmaceuticals, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the Company’s expectations of timing and potential results of the Company’s clinical trials and other development activities; the therapeutic potential of the Company’s single-agent and combination therapy candidates; the potential utility and progress of the Company’s product candidates in NASH, including the clinical utility of the data from and the endpoints used in the clinical trials and nonclinical studies conducted by the Company; the Company’s clinical development plans and activities for its single-agent and combination therapy candidates; the Company’s expectations regarding the profile of its product candidates, including tolerability, safety, metabolic stability and pharmacokinetic profile; the Company’s ability to continue to execute on its clinical strategy and plans; and the sufficiency of the Company’s cash on hand to fund its operating expenses and capital expenditures. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s strategy, future financial condition, future operations, future trial results, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially, including the risks associated with the initiation, cost, timing, progress and results of the Company’s current and future research and development activities and preclinical studies and clinical trials. In particular, the impact of the COVID-19 pandemic on the Company’s ability to progress with its research, development, manufacturing and regulatory efforts, including the Company’s clinical trials for its product candidates, will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time, such as the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing and business closure requirements in the United States and in other countries, and the effectiveness of actions taken globally to contain and treat the disease. These risks are not exhaustive. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Report on form 10-Q for the three months ended March 31, 2021. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Contacts for Terns

Investors

Justin Ng

investors@ternspharma.com

Media

Jenna Urban

Berry & Company Public Relations

media@ternspharma.com